EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS FOURTH QUARTER, FULL YEAR 2017 RESULTS

•	Contract drilling revenues were $589 million, compared with $699 million in the third quarter of 2017;
•	Other revenues were $40 million, compared with $109 million in the previous quarter;
•	Revenue efficiency(1) was 92.4 percent, compared with 97.1 percent in the prior quarter;
•	Operating and maintenance expense was $389 million, compared with $323 million in the previous quarter;
•

Net loss attributable to controlling interest was $111 million, $0.28 per diluted share, compared with net loss attributable to controlling interest of $1.42 billion, $3.62 per diluted share, in the third quarter of 2017;

•

Adjusted net loss was $93 million,  $0.24 per diluted share, excluding $18 million of net unfavorable items. This compares with adjusted net income of $64 million, $0.16 per diluted share, in the prior quarter, excluding $1.48 billion of net unfavorable items primarily related to the retirement of six floaters;

•	Cash flows from operating activities were $257 million, down from $384 million in the prior quarter; and
•	Contract backlog was $12.8 billion as of the February 2018 Fleet Status Report.

STEINHAUSEN, Switzerland—February 20, 2018—Transocean Ltd. (NYSE: RIG) today reported net loss attributable to controlling interest of $111 million, $0.28 per diluted share, for the three months ended December 31, 2017.

Fourth quarter 2017 results included net unfavorable items of $18 million, $0.04 per diluted share, as follows:

•	$20 million, $0.04 per diluted share, in discrete tax expense; and
•	$6 million, $0.01 per diluted share, loss on the early retirement of debt.

These net unfavorable items were partially offset by:

•	$6 million, $0.01 per diluted share, gain on disposal of assets; and
•	$2 million associated with other favorable items.

After consideration of these net unfavorable items, fourth quarter 2017 adjusted net loss was $93 million, or $0.24 per diluted share.

Contract drilling revenues for the three months ended December 31, 2017, decreased $110 million sequentially to $589 million.  The decline was primarily due to fewer operating days and lower revenue efficiency.  The lower revenue efficiency was primarily driven by the Petrobras 10000,  which is returning to work in the first quarter of 2018. The quarter results were also impacted by lower dayrates on the Deepwater Invictus.  These decreases were partly offset by the commencement of operations of the ultra-deepwater newbuild drillship Deepwater Pontus.

Other revenues were $40 million, which included $25 million of early termination fees associated with the Discoverer Clear Leader. This compares with $109 million in the prior quarter, which included $99 million of early termination fees.

Operating and maintenance expense was $389 million, compared with $323 million in the prior quarter. The anticipated sequential increase was the result of the reactivation and contract preparation costs related to the Development Driller I and Deepwater Nautilus; and the commencement of operations of the Deepwater Pontus. The quarter results were also impacted by timing from the prior quarter of scheduled maintenance costs and recycling costs associated with previously announced floater retirements.

General and administrative expense was $43 million compared with  $39 million in the third quarter of 2017.  The sequential increase was primarily due to anticipated IT system enhancements and other corporate costs.

Depreciation expense was $184 million, down from $197 million in the third quarter of 2017. The decrease was primarily due to the previously announced floater retirements.

Interest expense, net of amounts capitalized, was $123 million, compared with $112 million in the prior quarter. The increase in interest expense was largely due to the senior unsecured notes issued during the fourth quarter of 2017, partly offset by the company’s early debt retirements.  Capitalized interest decreased $6 million sequentially to $25 million primarily due to the commencement of operations of the Deepwater Pontus. Interest income was $9 million, compared with $21 million in the prior quarter, which included interest associated with an award on a customer-terminated drilling contract in 2015.

The Effective Tax Rate(2) was 8.3 percent, up from (14.7) percent in the prior quarter. In the fourth quarter of 2017, income tax expense included a $66 million charge associated with the re-measurement of deferred tax assets and liabilities related to the recent Tax Cuts and Jobs Act (“U.S. Tax Reform”).  Offsetting this charge was a decrease in the U.S. valuation allowance totaling $31 million. The U.S. Tax Reform also includes a one-time tax on unrepatriated earnings of non-U.S. subsidiaries. Due to the complexities associated with the repatriation tax analysis, the company has elected to defer estimating this amount until 2018. The Effective Tax Rate excluding discrete items(3) was  25.4 percent, compared with 56.5 percent in the previous quarter.

Cash flows from operating activities decreased $127 million sequentially to $257 million primarily due to an award in the prior quarter that was not repeated in the fourth quarter of 2017.

Fourth quarter 2017 capital expenditures of $111 million were primarily related to the newbuilds,  Deepwater Poseidon and Deepwater Pontus, including milestone shipyard payments. This compares with $128 million in the previous quarter.

“Despite challenging market conditions, Transocean made great progress in 2017,” said President and Chief Executive Officer Jeremy Thigpen.  “Just recently, we upgraded our fleet with the newbuild additions of the Deepwater Pontus and Deepwater Poseidon, both of which are backed by ten-year contracts. We announced the acquisition of Songa Offshore, adding seven semisubmersibles to our fleet, including four harsh environment high-specification floaters with $3.7 billion of backlog. We divested our jackup fleet; and, we retired another nine assets, including five older, less competitive ultra-deepwater rigs.”

Thigpen added: “In addition to enhancing our fleet, we continued to operate at a high level for our customers, delivering full year 2017 revenue efficiency of just over 96%. This consistently strong performance helped us to secure 25 new floater awards throughout the year, adding almost $900 million to our industry-leading backlog.”

“As we enter 2018, our ongoing balance sheet management has provided us the means to continue carrying out our strategic objectives, while extending our liquidity runway,” said Thigpen. “We are encouraged by the upward momentum we continue to see in oil prices, and the resulting increase in demand for our assets and services. In the harsh environment market, we are experiencing strong demand for high-specification semisubmersibles, resulting in a meaningful year-over-year improvement in dayrates. While demand in ultra-deepwater is not as strong, we are encouraged to see customers seeking multi-year fixtures for assets in various basins around the world.”

Full Year 2017

For the year ended December 31, 2017, net loss attributable to controlling interest totaled $3.13 billion, or $8.00 per diluted share. Full year results included $3.10 billion, $7.94 per diluted share, of net unfavorable items as follows:

•	$1.59 billion, $4.07 per diluted share, loss on divestiture of the jackup fleet and three midwater floaters;
•	$1.50 billion, $3.84 per diluted share, loss on impairment associated with the retirement of six floaters and the midwater floater asset group; and
•	$55 million, $0.14 per diluted share, loss related to the early retirement of debt.

These net unfavorable items were partially offset by:

•	$37 million, $0.10 per diluted share, in discrete tax benefits; and
•	$2 million, $0.01 per diluted share, in favorable litigation matters and other costs.

After excluding these net unfavorable items, adjusted net loss for 2017 was $24 million, or $0.06 per diluted share.

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). We believe certain financial measures, such as Adjusted Net Income, EBITDA, Adjusted EBITDA and Adjusted Normalized EBITDA, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 47 mobile offshore drilling units consisting of 27 ultra-deepwater floaters, 12 harsh environment floaters, two deepwater floaters and six midwater floaters. In addition, the company has two ultra-deepwater drillships under construction or under contract to be constructed.  We  also continue to operate two high-specification jackups that were under drilling contracts when we sold the rigs, and we continue to operate these jackups until completion or novation of the drilling contracts.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EST, 3 p.m. CET, on Wednesday, February 21, 2018, to discuss the results. To participate, dial +1 719-325-2494 and refer to conference code 4018515 approximately 10 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EST, 6 p.m. CET, on February 21, 2018. The replay, which will be archived for approximately 30 days, can be accessed at +1 719-457-0820, passcode 4018515 and PIN 9876.   The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs, the results of our final accounting for the periods presented in this press release, the expected benefits from the acquisition of Songa Offshore SE (“Songa”), the ability to successfully integrate the Transocean and Songa businesses and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2016, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)

Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled “Revenue Efficiency.”

(2)

Effective Tax Rate is defined as income tax expense for continuing operations divided by income from continuing operations before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

(3)

Effective Tax Rate, excluding discrete items, is defined as income tax expense for continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income from continuing operations before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

+1 713-232-8015

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Years ended December 31,
	2017	2016	2015

Operating revenues
Contract drilling revenues	$2,731	$3,705	$6,802
Other revenues	242	456	584
	2,973	4,161	7,386
Costs and expenses
Operating and maintenance	1,388	1,875	2,955
Depreciation	832	893	963
General and administrative	156	172	192
	2,376	2,940	4,110
Loss on impairment	(1,498)	(93)	(1,875)
Gain (loss) on disposal of assets, net	(1,603)	4	(36)
Operating income (loss)	(2,504)	1,132	1,365

Other income (expense), net
Interest income	43	20	22
Interest expense, net of amounts capitalized	(491)	(409)	(432)
Gain (loss) on retirement of debt	(55)	148	23
Other, net	4	43	37
	(499)	(198)	(350)
Income (loss) from continuing operations before income tax expense	(3,003)	934	1,015
Income tax expense	94	107	120
Income (loss) from continuing operations	(3,097)	827	895
Income (loss) from discontinued operations, net of tax	—	—	2

Net income (loss)	(3,097)	827	897
Net income attributable to noncontrolling interest	30	49	32
Net income (loss) attributable to controlling interest	$(3,127)	$778	$865

Earnings (loss) per share—basic
Earnings (loss) from continuing operations	$(8.00)	$2.08	$2.36
Earnings (loss) from discontinued operations	—	—	—
Earnings (loss) per share	$(8.00)	$2.08	$2.36

Earnings (loss) per share—diluted
Earnings (loss) from continuing operations	$(8.00)	$2.08	$2.36
Earnings (loss) from discontinued operations	—	—	—
Earnings (loss) per share	$(8.00)	$2.08	$2.36

Weighted-average shares outstanding
Basic	391	367	363
Diluted	391	367	363

TRANSOCEAN LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 31,
	2017	2016

Assets
Cash and cash equivalents	$2,519	$3,052
Short-term investments	450	—
Accounts receivable, net
Trade	597	833
Other	44	65
Materials and supplies, net	418	561
Restricted cash accounts and investments	466	466
Other current assets	112	121
Total current assets	4,606	5,098

Property and equipment	22,693	27,372
Less accumulated depreciation	(5,291)	(6,279)
Property and equipment, net	17,402	21,093
Deferred income taxes, net	47	298
Other assets	355	400
Total assets	$22,410	$26,889

Liabilities and equity
Accounts payable	$201	$206
Accrued income taxes	79	95
Debt due within one year	250	724
Other current liabilities	839	960
Total current liabilities	1,369	1,985

Long-term debt	7,146	7,740
Deferred income taxes, net	44	178
Other long-term liabilities	1,082	1,153
Total long-term liabilities	8,272	9,071

Commitments and contingencies
Redeemable noncontrolling interest	58	28

Shares, CHF 0.10 par value, 417,060,033 authorized, 143,783,041 conditionally authorized and 394,801,990 issued at December 31, 2017 and 2016 and 391,237,308 and 389,366,241 outstanding at December 31, 2017 and 2016, respectively	37	36
Additional paid-in capital	11,031	10,993
Retained earnings	1,929	5,056
Accumulated other comprehensive loss	(290)	(283)
Total controlling interest shareholders’ equity	12,707	15,802
Noncontrolling interest	4	3
Total equity	12,711	15,805
Total liabilities and equity	$22,410	$26,889

TRANSOCEAN LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Years ended December 31,
	2017	2016	2015

Cash flows from operating activities
Net income (loss)	$(3,097)	$827	$897
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	832	893	963
Share-based compensation expense	41	42	64
Loss on impairment	1,498	93	1,875
(Gain) loss on disposal of assets, net	1,603	(4)	35
(Gain) loss on retirement of debt	55	(148)	(23)
Deferred income tax expense (benefit)	89	68	(134)
Other, net	55	14	74
Changes in deferred revenues, net	33	219	(90)
Changes in deferred costs, net	54	72	179
Changes in other operating assets and liabilities, net	(19)	(165)	(395)
Net cash provided by operating activities	1,144	1,911	3,445

Cash flows from investing activities
Capital expenditures	(497)	(1,344)	(2,001)
Proceeds from disposal of assets, net	350	30	54
Deposits into short-term investments	(450)	—	—
Other, net	10	1	15
Net cash used in investing activities	(587)	(1,313)	(1,932)

Cash flows from financing activities
Proceeds from issuance of debt, net of discounts and issue costs	1,144	2,401	—
Repayments of debt	(2,284)	(2,295)	(1,506)
Deposits to cash accounts restricted for financing activities	(97)	(85)	—
Proceeds from cash accounts and investments restricted for financing activities	150	124	110
Distributions of qualifying additional paid-in capital	—	—	(381)
Distributions to holders of noncontrolling interest	—	(30)	(29)
Other, net	(3)	—	(3)
Net cash provided by (used in) financing activities	(1,090)	115	(1,809)

Net increase (decrease) in cash and cash equivalents	(533)	713	(296)
Cash and cash equivalents at beginning of period	3,052	2,339	2,635
Cash and cash equivalents at end of period	$2,519	$3,052	$2,339

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Operating Revenues (in millions)
	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Contract drilling revenues
Ultra-deepwater floaters	$404	$511	$560	$1,917	$2,318
Harsh environment floaters	105	106	100	437	483
Deepwater floaters	37	35	35	143	214
Midwater floaters	17	18	30	66	388
High-specification jackups	26	29	66	168	289
Contract intangible revenue	—	—	2	—	13
Total contract drilling revenues	589	699	793	2,731	3,705

Other revenues
Customer early termination fees	25	99	169	201	396
Customer reimbursement revenues and other	15	10	12	41	60
Total other revenues	40	109	181	242	456
Total revenues	$629	$808	$974	$2,973	$4,161

	Average Daily Revenue (1)
	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Ultra-deepwater floaters	$440,000	$449,300	$490,600	$472,400	$492,100
Harsh environment floaters	202,900	213,100	253,500	235,900	329,100
Deepwater floaters	202,400	187,300	204,500	195,200	253,900
Midwater floaters	90,300	98,900	128,600	95,600	274,100
High-specification jackups	145,500	151,200	143,500	143,900	143,800
Total drilling fleet	$296,700	319,000	$329,400	$321,300	$353,500

	Utilization (2)
	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Ultra-deepwater floaters	39%	42%	43%	39%	45%
Harsh environment floaters	80%	77%	61%	73%	57%
Deepwater floaters	100%	69%	53%	73%	54%
Midwater floaters	50%	50%	37%	38%	42%
High-specification jackups	100%	95%	50%	61%	55%
Total drilling fleet	53%	52%	46%	48%	48%

	Revenue Efficiency (3)
	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Ultra-deepwater floaters	90.9%	98.6%	100.1%	96.3%	97.8%
Harsh environment floaters	94.8%	92.0%	97.1%	95.5%	97.8%
Deepwater floaters	96.3%	90.0%	93.4%	93.6%	96.3%
Midwater floaters	95.8%	97.4%	94.7%	96.1%	99.0%
High-specification jackups	99.3%	99.3%	115.0%	100.9%	97.6%
Total drilling fleet	92.4%	97.1%	100.3%	96.3%	97.8%

(1) Average daily revenue is defined as contract drilling revenues earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

(2) Rig utilization is defined as the total number of operating days divided by the total number of available rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(In millions, except per share data)

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/17	12/31/17	09/30/17	09/30/17	06/30/17	06/30/17	03/31/17
Adjusted Net Income (Loss)
Net income (loss) attributable to controlling interest, as reported	$(3,127)	$(111)	$(3,016)	$(1,417)	$(1,599)	$(1,690)	$91
Litigation matters	(8)	(1)	(7)	—	(7)	1	(8)
Restructuring charges	2	1	1	(1)	2	2	—
Acquisition costs	4	—	4	4	—	—	—
Loss on impairment of assets	1,497	(2)	1,499	1,386	113	113	—
(Gain) loss on disposal of assets, net	1,590	(6)	1,596	1	1,595	1,597	(2)
Loss on retirement of debt	55	6	49	1	48	48	—
Discrete tax items and other, net	(37)	20	(57)	90	(147)	(70)	(77)
Net income (loss), as adjusted	$(24)	$(93)	$69	$64	$5	$1	$4

Adjusted Diluted Earnings (Loss) Per Share:
Diluted earnings (loss) per share, as reported	$(8.00)	$(0.28)	$(7.72)	$(3.62)	$(4.09)	$(4.32)	$0.23
Litigation matters	(0.02)	—	(0.02)	—	(0.02)	—	(0.02)
Restructuring charges	—	—	—	—	—	—	—
Acquisition costs	0.01	—	0.01	0.01	—	—	—
Loss on impairment of assets	3.84	—	3.84	3.54	0.29	0.29	—
Loss on disposal of assets, net	4.07	(0.01)	4.08	—	4.08	4.08	—
Loss on retirement of debt	0.14	0.01	0.12	—	0.12	0.12	—
Discrete tax items and other, net	(0.10)	0.04	(0.13)	0.23	(0.37)	(0.17)	(0.20)
Diluted earnings (loss) per share, as adjusted	$(0.06)	$(0.24)	$0.18	$0.16	$0.01	$—	$0.01

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/16	12/31/16	09/30/16	09/30/16	06/30/16	06/30/16	03/31/16
Adjusted Net Income
Net income attributable to controlling interest, as reported	$778	$243	$535	$218	$317	$82	$235
Litigation matters	(28)	(28)	—	—	—	—	—
Restructuring charges	26	11	15	4	11	7	4
Loss on impairment of assets	91	66	25	11	14	12	2
Gain on disposal of assets, net	(13)	(5)	(8)	(3)	(5)	(4)	(1)
Gain on retirement of debt	(148)	—	(148)	(110)	(38)	(38)	—
(Income) loss from discontinued operations	—	—	—	—	—	(1)	1
Discrete tax items and other, net	(50)	(26)	(24)	(32)	8	7	1
Net income, as adjusted	$656	$261	$395	$88	$307	$65	$242

Adjusted Diluted Earnings Per Share:
Diluted earnings per share, as reported	$2.08	$0.64	$1.44	$0.59	$0.86	$0.22	$0.64
Litigation matters	(0.08)	(0.07)	—	—	—	—	—
Restructuring charges	0.07	0.03	0.04	0.01	0.03	0.02	0.01
Loss on impairment of assets	0.25	0.16	0.06	0.03	0.04	0.03	—
Gain on disposal of assets, net	(0.04)	(0.01)	(0.02)	(0.01)	(0.01)	(0.01)	—
Gain on retirement of debt	(0.40)	—	(0.40)	(0.30)	(0.11)	(0.11)	—
(Income) loss from discontinued operations	—	—	—	—	—	—	—
Discrete tax items and other, net	(0.12)	(0.06)	(0.06)	(0.08)	0.02	0.02	—
Diluted earnings per share, as adjusted	$1.76	$0.69	$1.06	$0.24	$0.83	$0.17	$0.65

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION AND RELATED MARGINS
(In millions, except percentages)

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/17	12/31/17	09/30/17	09/30/17	06/30/17	06/30/17	03/31/17

Operating revenues	$2,973	$629	$2,344	$808	$1,536	$751	$785
Drilling contract termination fees	(201)	(25)	(176)	(99)	(77)	(40)	(37)
Adjusted Normalized Revenues	$2,772	$604	$2,168	$709	$1,459	$711	$748

Net income (loss)	$(3,097)	$(102)	$(2,995)	$(1,411)	$(1,584)	$(1,679)	$95
Interest expense, net of interest income	448	114	334	91	243	122	121
Income tax expense (benefit)	94	(9)	103	180	(77)	(37)	(40)
Depreciation expense	832	184	648	197	451	219	232
EBITDA	(1,723)	187	(1,910)	(943)	(967)	(1,375)	408

Litigation matters	(8)	(2)	(6)	—	(6)	2	(8)
Restructuring charges	3	1	2	—	2	2	—
Acquisition costs	4	—	4	4	—	—	—
Loss on impairment of assets	1,498	—	1,498	1,385	113	113	—
(Gain) loss on disposal of assets, net	1,590	(6)	1,596	1	1,595	1,597	(2)
Loss on retirement of debt	55	6	49	1	48	48	—
Adjusted EBITDA	1,419	186	1,233	448	785	387	398

Drilling contract termination fees	(201)	(25)	(176)	(99)	(77)	(40)	(37)
Adjusted Normalized EBITDA	$1,218	$161	$1,057	$349	$708	$347	$361

EBITDA margin	(58)%	30%	(81)%	(117)%	(63)%	(183)%	52%
Adjusted EBITDA margin	48%	30%	53%	55%	51%	52%	51%
Adjusted Normalized EBITDA margin	44%	27%	49%	49%	49%	49%	48%

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/16	12/31/16	09/30/16	09/30/16	06/30/16	06/30/16	03/31/16

Operating revenues	$4,161	$974	$3,187	$906	$2,281	$940	$1,341
Drilling contract termination fees	(396)	(169)	(227)	(9)	(218)	(9)	(209)
Adjusted Normalized Revenues	$3,765	$805	$2,960	$897	$2,063	$931	$1,132

Net income	$827	$257	$570	$236	$334	$93	$241
Interest expense, net of interest income	389	108	281	104	177	94	83
Income tax expense (benefit)	107	(15)	122	6	116	18	98
Depreciation expense	893	226	667	225	442	225	217
EBITDA	2,216	576	1,640	571	1,069	430	639

Restructuring charges	28	11	17	4	13	8	5
Litigation matters	(30)	(30)	—	—	—	—	—
Loss on impairment of assets	93	67	26	11	15	12	3
Gain on disposal of assets, net	(13)	(5)	(8)	(3)	(5)	(4)	(1)
Gain on retirement of debt	(148)	—	(148)	(110)	(38)	(38)	—
(Income) loss from discontinued operations, net of tax	—	—	—	—	—	(1)	1
Adjusted EBITDA	2,146	619	1,527	473	1,054	407	647

Drilling contract termination fees	(396)	(169)	(227)	(9)	(218)	(9)	(209)
Adjusted Normalized EBITDA	$1,750	$450	$1,300	$464	$836	$398	$438

EBITDA margin	53%	59%	51%	63%	47%	46%	48%
Adjusted EBITDA margin	52%	64%	48%	52%	46%	43%	48%
Adjusted Normalized EBITDA margin	46%	56%	44%	52%	41%	43%	39%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(In millions, except tax rates)

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Income (loss) from continuing operations before income taxes	$(111)	$(1,231)	$242	$(3,003)	$934
Litigation matters	(2)	—	(30)	(8)	(30)
Restructuring charges	1	—	11	3	28
Acquisition costs	—	4	—	4	—
Loss on impairment of assets	—	1,385	67	1,498	93
(Gain) loss on disposal of assets, net	(6)	1	(5)	1,590	(13)
(Gain) loss on retirement of debt	6	1	—	55	(148)
Adjusted income from continuing operations before income taxes	$(112)	$160	$285	$139	$864

Income tax expense (benefit) from continuing operations	$(9)	$180	$(15)	$94	$107
Litigation matters	(1)	—	(2)	—	(2)
Restructuring charges	—	1	—	1	2
Acquisition costs	—	—	—	—	—
Loss on impairment of assets	2	(1)	1	1	2
Gain on disposal of assets, net	—	—	—	—	—
Changes in estimates (1)	(20)	(90)	26	37	50
Adjusted income tax expense from continuing operations (2)	$(28)	$90	$10	$133	$159

Effective Tax Rate (3)	8.3%	(14.7)%	(6.5)%	(3.1)%	11.5%

Effective Tax Rate, excluding discrete items (4)	25.4%	56.5%	3.3%	95.2%	18.5%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in
(a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months and year ended December 31, 2017 includes $78 million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense for continuing operations divided by income from continuing operations before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense for continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income from continuing operations before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.